Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42710) pertaining to the AVAX Technologies, Inc. Amended & Restated 1992 Stock Option Plan of our report dated March 22, 2006, with respect to the 2005 consolidated financial statements of AVAX Technologies, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2005.

/s/   Briggs, Bunting & Dougherty LLP

Philadelphia, Pennsylvania
March 31, 2006